STEGMAN
& COMPANY
CERTIFIED PUBLIC ACCOUNTANTS AND
MANAGEMENT CONSULTANTS SINCE 1915

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Form 8-K of our report dated November 24, 2010, relating to the consolidated financial statements of Sycamore.US, Inc. and Sycamore Services, Inc. for the years ended December 31, 2009 and 2008.

Stegman & Company

Baltimore, Maryland
December 1, 2010

Suite 100, 405 East Joppa Road Baltimore, Maryland 21286 • 410-823-8000 • 1-800-686-3883 • Fax: 410-296-4815 • www.stegman. com

STEGMAN
& COMPANY
CERTIFIED PUBLIC ACCOUNTANTS AND MANAGEMENT CONSULTANTS SINCE 1915

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Form 8-K of our report dated December 1, 2010, relating to the consolidated financial statements of Sycamore.US, Inc. and Sycamore Services, Inc. as of September 24, 2010 and for the period January 1, 2010 through September 24, 2010.

Stegman & Company

Baltimore, Maryland
December 1, 2010